UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010 (February 26, 2010)

FUSHI COPPERWELD, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-19276	13-3140715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China	116100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-8770-3333

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Notes Purchase Agreement

On February 26, 2010, Fushi Copperweld, Inc. (the “Company”), entered into a Notes Purchase Agreement (the “Agreement”) with the holders (the “Holders”) of the Company’s originally issued Guaranteed Senior Secured Floating Rate Notes Due 2012, in the aggregate original principal amount of $40,000,000 (the “Notes”), whereby the Company would repurchase the Notes from each holder for a purchase price in cash equal to 102% of the outstanding principal amount plus the accrued and unpaid interest on the Notes (the “Purchase Price”).  The aggregate Purchase Price for all of the Notes was $30,765,644.00.

The applicable Purchase Price was paid to each Holder on February 26, 2010 and the Notes have been delivered to the Company and are in the process of being cancelled pursuant to the provisions of the Indenture, dated as of January 25, 2007 (the “Indenture”), among the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) pursuant to which the Notes were issued.  Each Holder has acknowledged that upon payment in full of the Purchase Price such Holder shall have no further interest in the Notes or the Indenture and that the obligations of the Company shall have been paid in full.  Each Holder has also acknowledged that by executing the Agreement that the performance by the Company under the Agreement shall not be deemed a breach, default or event of default under the Indenture or any related agreement, instrument of document.  Upon the repurchase, delivery and cancellation of the Notes the Company shall request the satisfaction and discharge of the Indenture by the Trustee.

The Agreement provides for customary representations and warranties by the Company, including, but not limited to, corporate power and authority to enter into the Agreement, due execution of the Agreement, enforceability against the Company and no regulatory approvals being required.  Each Holder has made similar representations and warranties, including, but not limited to representing that such holder has the sole beneficial interest in the Notes to be sold, free and clear of any liens, security interests, claims or encumbrances, that such Holder does not own any other Notes other than those set forth in the Agreement and that such Holder has sufficient knowledge and experience in finance, securities and investment to protect its interests in connection with the transaction contemplated by the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Notes Purchase Agreement dated as of February 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: March 4, 2010
	By:	/s/ Chris Wang
Name: Chris Wang
Title: President and Acting Chief Financial Officer